UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): May 19, 2008

ARCHON CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5
North Las Vegas, Nevada 89030
(Address of principal executive office and zip code)

(775) 732-9120
 (Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01          OTHER EVENTS.

Archon Corporation (the “Company”) announces that on May 19, 2008 it is offering to purchase in an issuer tender offer up to 600,000 shares of its common stock, par value $0.01 per share at a price of $40.00 per share in cash, subject to the terms and conditions described in the Offer to Purchase and related Letter of Transmittal (collectively the “Offer”).

The Company is offering to purchase shares from all shareholders, but expresses in the Offer a preference for purchasing shares from small or odd-lot shareholders who hold less than 100 shares of Company common stock (“the Odd-Lot Stockholder(s)”). Odd-Lot Stockholders who choose to participate in the Offer must tender all of his, her or its shares in order to receive payment and be eligible for the Offer.

The Offer will expire on Friday, June 20, 2008 at 5:00 p.m., New York time, unless the Company extends the Offer. If the Company extends the Offer, it will issue a public announcement on Form 8-K announcing the extension before the scheduled expiration time. If there are any amendments to the Offer, each amendment will be publicly announced on Form 8-K.

American Stock Transfer & Trust Company is acting as Depositary and D.F. King & Co., Inc. is acting as Information Officer for this Offer as further described in the attached exhibits.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following Exhibits are furnished herewith:

Exhibit 99.1      Offer to Purchase

Exhibit 99.2      Letter of Transmittal

Exhibit 99.3      Notice of Guaranteed Delivery

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	Chairman of the Board/President

Dated: May 19, 2008